Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

I, Richard C. Pfenniger, Jr., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The accompanying quarterly report on Form 10-Q for the three-month period ended December 31, 2004, fully complies with the requirements of Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Continucare Corporation.

Date: February 10, 2005	By:	/s/ Richard C. Pfenniger, Jr.

RICHARD C. PFENNIGER, JR.
President and Chief Executive Officer